EXHIBIT (p)


FAAM POLICY & PROCEDURE MANUAL - CODE OF ETHICS, PERSONAL
                                 SECURITIES TRADING

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PROCEDURE NAME:   FAAM CODE OF ETHICS
PROCESS REF. #:   FAAM 101
CONTACT NAME:     CHRIS GRIFFIN
AUTHOR:           CHRIS GRIFFIN
APPROVAL DATE:    3/29/99
RELATED POLICY:   USBC 101, 102, FAAM 301
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                                     PURPOSE
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While affirming its confidence in the integrity and good faith of all its employees, officers and directors, First American Asset Management ("FAAM"), a division of U.S. Bank National Association, recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for the First American Funds, Inc. and the First American Investment Funds, Inc. (collectively, the "Funds") may place such individuals, if they engage in Personal Securities Transactions in securities which are eligible for investment by the Funds, in a position where their personal interest may conflict with that of the Funds.

In view of the above and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act") and other regulations and legal considerations, FAAM has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions which would create conflicts of interest (or at least the potential for the appearance of conflicts of interest), and to establish reporting requirements and enforcement procedures. This Code supplements but does not supersede or contradict the U.S. Bancorp ("USBC") Code of Ethics and applicable USBC Trust policies and procedures.

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                                      SCOPE
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The attached Code of Ethics, (Appendix A), applies to all individuals defined as general access personnel or restricted access personnel by section II of the code. This includes all FAAM employees engaged in making investment decisions or supporting the investment process regarding marketable securities and other employees of U.S. Bancorp, (permanent, temporary and contractors), as defined in the code.


                                  FAAM 101 - 1
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                                    PROCEDURE
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TASK/ACTION                                                       RESPONSIBILITY
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For Newly Hired and Transferring Access Personnel

*    Provide the Code of Ethics to new or transferred access    FAAM Compliance
     personnel coincident with their hire or transfer date.     Officer

*    Conduct training/orientation regarding the Code of         FAAM Compliance
     Ethics and related procedures in groups or in              Officer
     one-on-one meetings, as appropriate. This must be done within 10 business days of their hire or transfer.

*    Review the Code of Ethics and complete the attached        Access Personnel
     signoff form within 10 business days of receipt. Return the signoff forms to FAAM Compliance Officer.

For Annual Review or Code of Ethics Revisions

*    Distribute the Code of Ethics and the annual signoff       FAAM Compliance
     form to all access personnel according to the annual       Officer
     schedule as defined by FAAM compliance officer.
     Complete special distributions of the Code of Ethics and signoff forms to all access personnel when changes in the Code of Ethics occur.

*    Review the Code of Ethics, or revisions to the Code,       Access Personnel
     then complete the signoff form and return it to FAAM
     Compliance Officer within 10 business days of receipt.


                                  FAAM 101 - 2
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

I.       STATEMENT OF GENERAL PRINCIPLES

         (1) The interests of the Funds are paramount, and all of FAAM's employees must conduct themselves and their operations to give maximum effect to this principle by constantly placing the interests of the Funds before their own.

         (2) All Personal Securities Transactions by FAAM's employees must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Funds.

         (3) All of FAAM's employees must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Funds, or that otherwise bring into question the person's independence or judgment.

         (4) A General Access or Restricted Access Person shall act on his or her best judgment in effecting or recommending, or deciding not to effect or recommend, any transaction on behalf of or to a Fund or trust client. A General Access or Restricted Access Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a Fund or trust client.

         (3) No General Access or Restricted Access Person shall divulge to any person contemplated or completed securities transactions of any Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.


II.      DEFINITIONS

         (1) "General Access Person" shall be each employee of FAAM who, in connection with his or her regular functions or duties obtains information regarding the purchase or sale of securities by the Funds, or who obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations, and any other USBC employee, (permanent, temporary or contracted) who obtains information concerning recommendations made by FAAM with respect to the purchase or sale of a security by the Funds.

         (2) "Restricted Access Person" shall be each employee of FAAM who, in connection with his or her regular functions or duties, makes or participates in the making of any recommendations regarding the purchase or sale of securities by the Funds. Restricted access persons includes proprietary fund managers, research analysts, securities lending staff, traders, and administrative staff that support these functions.


                                  FAAM 101 - 3
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

         (3) "Personal Securities Transaction" means a transaction in a Security in which an individual has or thereby acquired Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member).

         (4) "Beneficial Ownership" of a security is to be determined in the same manner as it is for purposes of Section 16a-1(a)(2) of the Securities Exchange Act of 1934 ("1934 Act"). This means that a person should generally consider themselves the beneficial owner of any securities in which they have a direct or indirect financial interest. In addition, persons should consider themselves the beneficial owner of securities held by their spouse, minor children, relatives who share their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides them with sole or shared voting or investment power.

                  Although the following list is not exhaustive, under the 1934 Act and this Code a person generally would be regarded to be the beneficial owner of the following securities:

                  (A) securities held in the person's own name;

                  (B) securities held with another in joint tenancy, community property or other joint ownership;

                  (C) securities held by a bank or broker as nominee or
                      custodian on such person's behalf or pledged as collateral for a loan;

                  (D) securities held by members of the person's immediate
                      family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

                  (E) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has or shares control over the purchase, sale or voting of such securities;

                  (F) securities held by a trust in which the person is a
                      beneficiary and has or shares the power to make purchase or sale decisions;

                  (G) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                  (H) securities held by a general partnership or limited
                      partnership in which the person is a general partner;

                  (I) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);


                                  FAAM 101 - 4
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

                  (J) securities in a portfolio giving the person certain
                      performance-related fees;

                  (K) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

         (5)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

         (6) "Fund Manager" means any FAAM employee entrusted with the direct responsibility and authority to make investment recommendations to any Fund or investment decisions with respect to a Fund.

         (7) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         (8) "Research Analyst" means any FAAM employee with the responsibility to make investment recommendations to any Fund Manager.

         (9) A Security is "being purchased or sold" by the Funds from the time when a purchase or sale program has been communicated to the trader until the time when such program has been fully completed or terminated.

         (10)     "Security" shall have the same meaning as that set forth in
                  Section 2(a)(36) of the 1940 Act ("i.e., any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a `security', or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing"), except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and shares of bank common and collective funds.

         (11) "Watchlist" shall be the daily list of Securities being recommended and intended for recommendation for trading by the Funds.


                                  FAAM 101 - 5
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

III      PROHIBITED PURCHASES AND SALES OF SECURITIES

         (1) No General Access Person or Restricted Access Person shall, in connection with the purchase or sale, directly or indirectly of a Security held or to be acquired by the Funds:

                  (A) employ any device or scheme to defraud any such Funds;

                  (B) make to such Funds any untrue statement of a material fact or omit to state to such Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon such Funds; or

                  (D) engage in any manipulative practice with respect to any of the Funds.

         (2) No Restricted Access Person shall purchase or sell, directly or indirectly, any Security in which they have any Beneficial Ownership on a day during which any Fund has a pending "buy" or "sell" order for the same Security until that order is executed or withdrawn, or if that Security is under active consideration by a Fund Manager as indicated on the daily "Watchlist," except for those items in III (4) (A)-(G) below.

         (3) No General Access Person shall purchase or sell, directly or indirectly, any Security in which they have any Beneficial Ownership on a day during which any Fund has a pending "buy" or "sell" order for the same Security until that order is executed or withdrawn except for those items in III (4)
                  (A)-(G) below.

         (4) No Restricted Access Person shall purchase or sell, directly or indirectly, any Security in which they have any Beneficial Ownership, within 7 calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Funds that he or she manages, or within 7 calendar days before or after they recommend a Security transaction except for:

                  (A) Purchases or sales over which the person has no direct or indirect influence or control.

                  (B) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account pursuant to a bona fide margin call.

                  (C) Purchases which are part of an automatic dividend reinvestment plan.

                  (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.


                                  FAAM 101 - 6
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

                  (E) Purchases or sales of U.S. Treasury or agency securities, bank CD's, bankers' acceptances, commercial paper, shares of registered open-end investment companies or bank common and collective funds.

                  (F) Purchases or sales of S&P 500 securities that are not held by any Funds other than the First American Investment Funds Equity Index or Asset Allocation Funds.

                  (G) Purchases of an employer's stock under employer sponsored plans (including spouse or partner's employer plans).

         (5) No General Access or Restricted Access Person may acquire Securities as part of an initial public offering by the issuer.

         (6) No Restricted Access Person shall purchase and sell or sell and purchase a Security within 60 calendar days of acquiring Beneficial Ownership of that Security except for circumstances outlined in III (4)(B) and III (4)(E) above, however, such prohibition may be waived by the Review Officer in the event that an Restricted Access Person presents special circumstances provided that the transaction presents no reasonable likelihood of harm to the Funds. General Access Persons are allowed to purchase and sell or sell and purchase a Security within 60 calendar days of acquiring Beneficial Ownership of that Security. However, the practice of short-term trading is discouraged for General Access Persons.

         (7) Personal Securities Transactions involving privately placed Securities shall be limited as follows:

                  (A) No General Access or Restricted Access Person shall engage in a Securities transaction that involves a private placement of Securities without the express prior written approval of the Review Officer. In reviewing any request for such approval, the Review Officer shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to the requesting individual by virtue of his or her position with FAAM, USBC or USBNA.

                  (B) General Access and Restricted Access Persons who have a Beneficial Ownership interest in any Securities obtained through a private placement shall disclose any such interest to the Review Officer if and when they become involved in any subsequent consideration of an investment in the Securities of the same issuer for any Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of a Fund shall be subject to the review and approval of a Fund Manager appointed by the Review Officer who has no personal interest in such issuer.


                                  FAAM 101 - 7
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

IV.      PRE-CLEARANCE OF TRANSACTIONS

         (1) Except as provided below, each General Access and Restricted Access Person must pre-clear each proposed Personal Securities Transaction in Securities with FAAM's designated Review Officer or an individual designated by the Review Officer prior to proceeding with the transaction. No transaction in Securities may be effected without the prior written approval of the Review Officer or his or her designee. Pre-clearance approval is effective only on the day of approval.

         (2)      The following transactions will not require pre-clearance:

                  (A) Purchases or sales over which the person has no direct influence or control.

                  (B) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account pursuant to a bona fide margin call.

                  (C) Purchases which are part of an automatic dividend reinvestment plan.

                  (D) Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

                  (E) Purchases or sales of U.S. Treasury or agency securities, bank CD's, bankers' acceptances, commercial paper, shares of registered open-end investment companies or shares of bank common and collective funds.

                  (F) Purchases of an employer's stock under employer sponsored plans (including spouse or partner's employer plans).

         (3) The following transactions shall be entitled to clearance from the Review Officer or his or her designee.

                  (A) Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Funds and which are otherwise in accordance with Rule 17j-1.

                  (B) Transactions which the officers of FAAM, as a group and after consideration of all the facts and circumstances, determine to be in accordance with
                           Section III and to present no reasonable likelihood of harm to the Funds.

                  (C) Purchases or sales of S&P 500 securities that are not held by any Funds other than the First American Investment Funds Equity Index or Asset Allocation Funds.


                                  FAAM 101 - 8
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

         (4) The Review Officer will conduct a review of the previous seven days' trades in the Funds for all Restricted Access Persons prior to granting pre-clearance.

         (5)      (A)      Absent extraordinary circumstances, no General Access
                           Person shall be deemed to have violated the Code for effecting a Personal Securities Transaction in Securities, if such Access Person has been advised by the Review Officer, or an individual designated by the Review Officer, that the transaction would be consistent with this Code.

                  (B) A Restricted Access Person shall be deemed to have violated the Code for effecting a personal transaction within the seven day period before a trade by a Fund, even though they had previously been advised by the Review Officer, or an individual designated by the Review Officer, that the transaction would be consistent with the Code.

V.       ADDITIONAL RESTRICTIONS AND REQUIREMENTS

         (1) No General Access or Restricted Access Person shall accept or receive any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of U.S. Bancorp or the Funds. This policy covers, among other things, gifts, favors, gratuities and social invitations offered by any broker, Fund, supplier, or other person or organization with whom U.S. Bancorp has a business relationship.

         (2) No General Access or Restricted Access Person may accept a position as a director, trustee or general partner of a publicly-traded company unless such position has been presented to and approved in writing by FAAM Senior Management and IFS General Counsel or the FAAM Compliance Director and, if applicable, by the First American Board of Directors, as consistent with the interests of the Funds and its shareholders.

         (3) Each General Access and Restricted Access Person must direct each brokerage firm or bank at which such person maintains a Securities account to promptly send duplicate copies of such person's confirmations to the Review Officer. The Employee is responsible for providing trade documentation to the Review Officer in a case where no automatic trade confirmation is available.

         (4) Each General Access and Restricted Access Person shall not divulge to any person contemplated or completed Securities transactions of any Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.


                                  FAAM 101 - 9
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

         (5) No General Access or Restricted Access Person may seek any benefit for himself or herself, a Fund, or anyone else from material, non-public information about issuers, whether or not the Securities of such issuers are held in Fund portfolios or suitable for inclusion in their portfolios. Any Employee who believes he or she is in possession of such information should contact the Review Officer immediately. This prohibition does not preclude an Employee from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. For further guidance in this regard, consult USBC's policies and procedures concerning the misuse of material non-public information.

VI.      REPORTING OBLIGATION

         (1) FAAM shall create and thereafter maintain a list of all General Access and Restricted Access Persons.

         (2) Each General Access and Restricted Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

         (3) Each General Access and Restricted Access Person shall annually certify that they have read and understand this Code of Ethics and recognize that they are subject thereto, have complied with the requirements of the Code and have disclosed and reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

VII.     REPORTS

         (1) Quarterly reports shall be filed by each General Access and Restricted Access Person with the Review Officer. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports ("Alternate Review Officer") who shall act in all respects in the manner prescribed herein for the Review Officer.

         (2) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (3) Every General Access and Restricted Access Person shall specially note and report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him if such ownership is more than 1/2 of 1% of the company's outstanding shares.

         (4) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:


                                  FAAM 101 - 10
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

                  (A) The date of the transaction, the title and the number of shares or the principal amount of each security;

                  (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (C)      The price at which the transaction was effected;

                  (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (E)      A signature and the date the report was signed.

         (5) In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

VIII.    REVIEW AND ENFORCEMENT

         (1) The Review Officer shall compare all reported personal Securities transactions with completed portfolio transactions of the Funds, pre-clearance forms and the daily Watchlist to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

         (2) At least quarterly, the Review Officer, or an individual designated by the Review Officer, shall review the records of each General Access and Restricted Access Person's Personal Securities Transactions for the preceeding time period, to determine whether such transactions comply with the provisions of the Code.

         (3) If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her written determination, together with the confidential report and any additional explanatory material provided by the individual, to the IFS General Counsel, who shall make an independent determination as to whether a violation has occurred.

         (4) If the IFS General Counsel finds that a violation has occurred, the IFS General Counsel may, if warranted by the circumstances, impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Senior Manager of IFS, the Vice Chairman for the IFS Group and the USBC General Counsel and, if applicable, to the First American Funds Board of Directors. Such sanctions may include disgorgement of profits in accordance with VIII (4) hereof, a reduction in salary or position, suspension without pay, dismissal and/or any other reasonable or appropriate sanction.


                                  FAAM 101 - 11
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

         (5)      In addition to any other sanction imposed under Section VIII
                  (4) hereof, any profits realized on Personal Securities Transactions effected in violation of Section III hereof must be disgorged and contributed to the appropriate Fund. Each Personal Securities Transaction will be considered individually and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of the Code. If a violation involves more than one Fund, profits shall be allocated among the affected Funds in proportion to the relative assets of the Funds' portfolios as of the date of the violation. Should the violation not involve any Fund (for example, in the case of short-swing profits in violation of Section III (6)), profits shall be paid to a charitable organization chosen at the discretion of the IFS Legal Counsel.

         (6) No person shall participate in a determination of whether he or she has committed a violation of the Code or of the imposition of any sanction against himself or herself. If a Securities transaction of the IFS Legal Counsel is under consideration, the USBC General Counsel shall act in all respects in the manner prescribed herein for the IFS Legal Counsel.

         (7) Any General or Restricted Access Person who discovers a violation or apparent violation of this Code by any other person shall bring the matter to the attention of the Review Officer.


IX.      RECORDS

         FAAM shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

         (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code and any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (3) A copy of each report made by each General Access and Restricted Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         (4) A list of all General Access and Restricted Access Persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

X.       MISCELLANEOUS

         (1) All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential and maintained in a secured location.

         (2) FAAM may from time to time adopt such interpretations of this Code as it deems appropriate.


                                  FAAM 101 - 12
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                               FAAM CODE OF ETHICS
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                                                                      APPENDIX A

         (3) The IFS General Counsel or the FAAM Compliance Director shall report to the IFS Risk Oversight Committee and the Board(s) of the First American Funds complexes at least annually as to the operation of this Code and shall address in any such report the following:

                  (A) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  (B) a list of any violations that required significant remedial action during the past year, including details of such violations and the action taken; and

                  (C) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulation.


                                  FAAM 101 - 13